LOUISIANA-PACIFIC CORPORATION
                                AND SUBSIDIARIES
                                AT MARCH 16, 1999


                                                               State/
                                                               Province/Country
                                                               of Domicile
                                                               -----------
Louisiana-Pacific Corporation                                  Delaware

    Domestic Subsidiaries
    ---------------------
           Associated Chemists, Inc.                           Oregon
           ABT Building Products Corporation                   Delaware
           ABTco, Inc.                                         Delaware
           CP Investment Corp.                                 Oregon
           GreenStone Industries, Inc.                         Delaware
               GreenStone Industries-Fort Wayne, Inc.          Indiana
           Ketchikan Pulp Company                              Washington
           Louisiana-Pacific Corporation (WV)                  West Virginia
           Louisiana-Pacific Polymers, Inc.                    Oregon
           Louisiana-Pacific Timber Company                    Oregon
               L-PSPV, Inc.                                    Delaware
           LPS Corporation                                     Oregon
               Louisiana-Pacific Samoa, Inc.                   Oregon
               L-P Redwood, LLC                                Delaware
                      L-P SPV2, LLC                            Delaware
           New Waverly Transportation, Inc.                    Texas


    Foreign Subsidiaries
    --------------------

           ABT Canada Limited                                  Nova Scotia,
                                                                 Canada
           ABT Export Company                                  Virgin Islands
           Louisiana-Pacific Canada Ltd.                       British Columbia,
                                                                 Canada
               Louisiana-Pacific Canada Dawson Creek Ltd.      British Columbia,
                                                                 Canada
           Louisiana-Pacific Canada Pulp Co.                   Nova Scotia,
                                                                 Canada
           Louisiana-Pacific de Mexico, S.A. de C.V.           Mexico
           Louisiana-Pacific, S.A. de C.V.                     Mexico
           Louisiana-Pacific de Venezuela, C.A.                Venezuela
           Louisiana-Pacific Coillte Ireland Limited           Ireland
           L-P Foreign Sales Corporation                       Guam
           Louisiana-Pacific South America S.A.                Chile
               Louisiana-Pacific Chile S.A.                    Chile